                                                                       EXHIBIT A
                                  July 28, 2004



Mr. Lloyd I. Miller, III
4550 Gordon Drive
Naples, FL  34102-7914


Dear Mr. Miller:


            In furtherance of the business and strategic objectives of Remote Dynamics (the "Company" or "Buyer"), the Company has offered to purchase, and you and certain affiliated entities named on the signature pages of this letter agreement ("Sellers") have agreed to sell, an aggregate of 929,948 shares (the "Shares") of common stock of the Company, par value $0.01 per share (the "Common Stock"). You and the other Sellers received such shares (the "Shares") in exchange for previously existing debt of the Company that was previously issued under the Company's indenture for the 13.75% Notes due September 15, 2005. The Shares were acquired by the Sellers under the Third Amended Plan of Reorganization (the "Plan") of Minorplanet Systems USA, Inc., Caren (292) Limited, and Minorplanet Systems USA Limited, confirmed by the U.S. Bankruptcy Court for the Northern District of Texas-Dallas Division, effective July 2, 2004. In connection with the Plan, each share of Common Stock was stipulated to be valued at $3.62.



            In connection with the purchase and sale of the Shares under this letter agreement (the "Sale"), and for good and valuable consideration, the Company and Sellers agree as follows:



      - Each of the Sellers hereby sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby purchases and accepts the assignment, transfer, conveyance and delivery from Seller of, all right, title and interest of such Seller in and to the number of Shares set forth for such Seller on the signature pages hereof, and Buyer hereby agrees to pay to Seller a purchase price of $2.00 per share by wire transfer in immediately available funds, or an aggregate purchase price set forth for each Seller on the signature page hereof. The wire instructions have been provided for each Seller in writing to the Buyer.

      - Each of the Sellers represents and warrants that such Seller owns the number of Shares set forth for such Seller on the signature pages hereof, free and clear of all security interests, liens, claims, charges, options or other encumbrance or restriction of any kind

            (collectively, a "Lien"), other than Liens on securities held in margin accounts to be terminated on or prior to the date hereof and any Liens that may be created by Buyer.

      - The undersigned Lloyd I. Miller, III, represents and warrants that he is authorized to sign this letter agreement on behalf of each of the Sellers.

      - This letter agreement and the transactions set forth herein have been authorized and approved by all required corporate actions of the Company, including approval by a Special Committee of the Board of Directors of the Company consisting of directors that have no interest in the Sale.

      - The relationship between Sellers and Buyer shall be that of seller and buyer. Neither the Sellers nor the Buyer is a trustee or agent for the other. As of the effective time of this letter agreement, Mr. Miller has resigned as a director of the Company, and neither the Sellers nor the Buyer have any fiduciary obligations or duty to the other. This letter agreement shall not be construed to create a partnership or joint venture between the parties.

      - Sellers and Buyer have conducted an independent evaluation of the Company and the Sale, and each party has had an opportunity to ask questions of the other party. Neither Sellers nor Buyer shall have any responsibility or liability with respect to the disclosure or nondisclosure of any information regarding the Company or the Sale, provided that such information, if any, does not affect the truth or accuracy of the representations or warranties contained in this letter agreement.

      - Each Seller jointly and severally represents and warrants to the Company that none of the Sellers is presently in possession of any material non-public information that would prohibit them from disposing of their respective Shares, and the Company represents and warrants to each of the Sellers that the Company is not presently in possession of any material nonpublic information that would prohibit the Company from acquiring the Shares, under Section 10(b) of the Securities Exchange Act of 1934, as amended, Rule 10b-5 promulgated thereunder and other related SEC rules and interpretations.
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This letter agreement may be executed in any number of counterparts, by facsimile or by original signature, and each such counterpart hereof shall be deemed to be an original instrument. All such counterparts together shall constitute one agreement.



                                           Very truly yours,



                                           /s/ Dennis R. Casey



                                           President and Chief Executive Officer



                                           Remote Dynamics Incorporated



                                           1155 Kas Drive, Suite 100



                                           Richardson, TX  75081




Agreed to:


     /s/ Lloyd I. Miller, III
-----------------------------
Lloyd I. Miller, III

Dated as of  July 28, 2004

Agreed to:


TRUST A-3


By: /s/ Lloyd I. Miller, III
   -------------------------
         Name:  Lloyd I. Miller, III
         Title:  Investment Advisor
         Number of Shares:  15,682
         Proceeds:  $31,364


TRUST A-4


By: /s/ Lloyd I. Miller, III
   -------------------------
         Name:  Lloyd I. Miller, III
         Title:  Investment Advisor
         Number of Shares:  324,620
         Proceeds:  $649,240


LLOYD CRIDER - IRREVOCABLE
TRUST AGREEMENT


By: /s/ Lloyd I. Miller, III
   -------------------------
         Name:  Lloyd I. Miller, III
         Title:  Trustee
         Number of Shares:  17,250
         Proceeds:  $34,500


CATHERINE C. MILLER - IRREVOCABLE
TRUST AGREEMENT


By: /s/ Lloyd I. Miller, III
   -------------------------
         Name:  Lloyd I. Miller, III
         Title:  Trustee
         Number of Shares:  15,682
         Proceeds:  $31,364

KIMBERLY MILLER - IRREVOCABLE
TRUST AGREEMENT


By: /s/ Lloyd I. Miller, III
   -------------------------
         Name:  Lloyd I. Miller, III
         Title:  Trustee
         Number of Shares:  15,682
         Proceeds:  $31,364


LLOYD I. MILLER, III - IRREVOCABLE
TRUST AGREEMENT


By: /s/ Lloyd I. Miller, III
   -------------------------
         Name:  Lloyd I. Miller, III
         Title:  Trustee
         Number of Shares:  76,842
         Proceeds:  $153,684


MILFAM I L.P.

By:      Milfam LLC,
         as General Partner

By: /s/ Lloyd I. Miller, III
   -------------------------
         Name: Lloyd I. Miller, III
         Title:  Manager
         Number of Shares:  109,775
         Proceeds:  $219,550


MILFAM II L.P.

By:      Milfam LLC,
         as General Partner

By: /s/ Lloyd I. Miller, III
   -------------------------
         Name: Lloyd I. Miller, III
         Title:  Manager
         Number of Shares:  136,434
         Proceeds:  $272,868

LLOYD I. MILLER, III


By:  /s/ Lloyd I. Miller, III
     ------------------------
         Name:  Lloyd I. Miller, III
         Number of Shares:  186,617
         Proceeds:  $373,234


LLOYD I. MILLER, III


By:  /s/ Lloyd I. Miller, III
     ------------------------
         Name:  Lloyd I. Miller, III
         Number of Shares:  31,364
         Proceeds:    $62,728